SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                              _____


                            FORM 8-K

                         CURRENT REPORT


                PURSUANT TO SECTION 13 OR 15 (d)

             OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported)  August 25, 1994



                Polaris Industries Partners L.P.
     (Exact name of registrant as specified in its charter)


       Delaware                         1-9653        11-2871657
(State or other jurisdiction of     (Commission    (IRS Employer
 incorporation)                      File Number)    ID Number)


  1225 Highway 169 North, Minneapolis, MN               55441
(Address of principal executive offices)              (Zip Code)

Registrant's Telephone Number,
 including area code:                             (612) 542-0500


                               N/A
(Former name or former address, if changed since last report)

Item 5.   Other Events.

     EIP Capital Corporation ("EIP"), the managing general partner of the general partner of the Registrant, Victor K. Atkins, Jr., its president and a director, and Paul Bagley, a director, were among the defendants in a lawsuit filed on March 5, 1993 by a minority shareholder of EIP, Lehman Brothers, Inc. and others, which sought the replacement of these two directors and monetary damages of unspecified amounts from the defendants. On March 8, 1993, certain of the defendants in the above action brought an action against one of the plaintiffs in the above action and others seeking, among other things, a determination that the two defendant directors had been properly elected as directors of EIP. On August 25, 1994, all the parties to the March 5, 1993 action entered into a settlement agreement. All claims against all defendants in both such actions have been dismissed with prejudice. In connection with the settlement agreement, Ron Hiram has agreed to resign as a director of EIP.

     On August 25, 1994, the Registrant announced a plan to convert from a publicly traded limited partnership to a publicly traded corporation (the "Transaction"). A copy of the press release relating to this announcement, which more fully describes the proposed Transaction, is attached as Exhibit 99.1.

      In connection with such proposed Transaction, W. Hall Wendel, Jr., Chief Executive Officer of Polaris Industries Capital Corporation, a general partner of the general partner of Polaris Industries L.P. (which is the entity that operates the Registrant's business and all of the limited partnership interests in which are owned by the Registrant), and Victor K. Atkins, Jr., a general partner of EIP Associates L.P., the general partner of the Registrant, have entered into an Agreement dated as of August 25, 1994 (the "Agreement"). A copy of the Agreement is attached hereto as Exhibit 99.2. The Agreement provides, among other things, that (i) each of Mr. Wendel and Mr. Atkins will vote their Units of Beneficial Assignment of Class A Limited Partnership Interests ("BACs") of the Registrant in favor of the Transaction; (ii) subject to his fiduciary duties as advised by counsel, Mr. Atkins will work diligently to proceed with the Transaction and submit it to the BAC holders for their approval as soon as possible; (iii) each of Mr. Wendel and Mr. Atkins will use his best efforts to see that the business and affairs of the Registrant will be conducted and distributions will be made only in the ordinary course and consistent with past practice; and (iv) for so long as Mr. Atkins owns no less than 3% of the outstanding voting securities, he will vote such securities in favor of the new corporation's ("Newco") nominees for election to the Board of Directors of Newco. Mr. Atkins has indicated to Mr. Wendel that he does not desire to continue in the management of the Registrant following consummation of the Transaction; accordingly, it is understood that Mr. Atkins will not serve as an officer or director of Newco or its subsidiaries following consummation of the Transaction.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits

     Exhibit No.

        99.1   Press Release issued by the Registrant on August
               25, 1994 in connection with the proposed
               Transaction.

        99.2 Agreement, dated as of August 25, 1994, by and between W. Hall Wendel, Jr. and Victor K. Atkins,
               Jr.

                           SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                         POLARIS INDUSTRIES PARTNERS L.P.

                         By:  EIP ASSOCIATES L.P.
                              General Partner

                              By:  EIP CAPITAL CORPORATION
                                   General Partner

                                   By: /s/ Victor K. Atkins, Jr.
                                      Name: Victor K. Atkins, Jr.
                                      Title: President




Dated:  August 31, 1994

                          EXHIBIT INDEX


Exhibit No.                                           Page Number

   99.1 Press Release issued by the Registrant on August 25, 1994 in connection with the proposed Transaction.

   99.2 Agreement, dated as of August 25, 1994, by and between W. Hall Wendel, Jr. and Victor K.
          Atkins, Jr.